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                           RESTRICTED STOCK AGREEMENT

                              (LONG TERM INCENTIVE)

                                     BETWEEN

                       FLORIDA EAST COAST INDUSTRIES, INC.

                                       AND


                             ((NAME)) ((LAST NAME))






                                     DATED:





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         THIS AGREEMENT dated ________________, by and between Florida East
Coast Industries, Inc. (the "Corporation"), and ((Name)) ((Last Name)) (the "Employee").

         The parties agree as follows:

         1. Grant of Restricted Stock. Under the Corporation's 2002 Stock Incentive Plan (the "Plan"), the Corporation hereby grants to the Employee, subject to the terms and conditions herein set forth, ((Shares SO)) ((Shares)) shares of the Corporation's Class A Common Stock (the "Restricted Stock").

         2. Terms and Conditions. The Restricted Stock is subject to the following terms and conditions:

                  (a) Limited Nontransferability. This Restricted Stock shall be nontransferable during the term of the Restrictions (as hereinafter set forth) except by will or by the laws of descent and distribution.

                  (b) (i) Restrictions and Lapse of Restrictions. The Restricted Stock shall be subject to the Employee's continued employment by the Corporation or a parent or subsidiary corporation (the "Restrictions"), which restrictions shall lapse according to the following schedule as of the dates listed below (each "Vesting Date"):

                       VESTING DATE                  UNRESTRICTED SHARES
                       ------------                  -------------------
                      August 25, 2005                   ((M 1st Vest))
                      August 25, 2006                   ((M 2nd Vest))
                      August 25, 2007                   ((M 3rd Vest))
                      August 25, 2008                   ((M 4th Vest))

         Notwithstanding the foregoing, upon the occurrence of an Accelerating Event (as defined in the Employee's Employment Agreement) or Termination (as defined in paragraph 3 of the Change in Control Agreement between Employee and the Corporation), all Restrictions shall lapse.


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         3. Forfeiture of Restricted Stock Upon Termination of Employment. The
         rights of the Employee and his successors in interest in Restricted Stock on which the Restrictions have not lapsed pursuant to paragraph 2(b) shall terminate in full when the Employee's employment with the Corporation or a parent or subsidiary corporation is terminated by the Corporation for Cause (as defined in the Employment Agreement or Change in Control Agreement) or by the Employee without Good Reason (as defined in the Employment Agreement or Change in Control Agreement).

         4. Dividends/Distributions. The Corporation shall pay to the Employee any dividends or other distributions payable with respect to the Restricted Stock, notwithstanding the Restrictions, beginning on the date hereof but not beyond the date of any forfeiture thereof pursuant to the provisions of paragraph 3.

         5. Withholding. The Employee agrees to make arrangements satisfactory to the Corporation to comply with any income tax withholding requirements that may apply upon the lapse of the Restrictions on the Restricted Stock. The Employee will be entitled to elect to satisfy his tax withholding obligation by the withholding by the Corporation, at the appropriate time, of shares of the Corporation's Common Stock from the Restricted Stock in a number sufficient, based upon the fair market value (as defined below) of such Common Stock on the relevant date or by tendering shares already owned by the Employee for at least six months to satisfy such tax withholding requirements. For purposes of this Agreement, "fair market value" means, as of any given date, the closing price of the Corporation's Common Stock on such date as quoted in the NYSE Composite Transactions Report in the Wall Street Journal. If there were no sales reported as of a particular date, fair market value will be computed as of the last date preceding such date on which a sale was reported.

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         6. Delivery of Certificates. The Company does not intend to issue stock certificates for the shares referenced in paragraph 2(b)(i). The shares of common stock will exist in book entry format with Wachovia Bank, NA (the Company's transfer agent). Once shares vest, the following alternatives will be available to the Employee through the Director of Human Resources of the Corporation:

                  (a) Request the transfer agent send a certificate for the unrestricted shares

                  (b) Request the transfer agent send the shares electronically to a brokerage account designated by Employee

         7. Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration, which shall be the sole and exclusive method of resolving any questions, claims or other matters arising under this Agreement. Such proceeding shall be conducted by final and binding arbitration before a panel of one or more arbitrators under the administration of the American Arbitration Association, and in a location mutually agreed to by the Employee and the Corporation. The Federal and State courts located in the United States of America are hereby given jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts.

         8. Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

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                  (b) This Agreement, the Plan and the Employment Agreement
         constitute the entire agreement between the parties with respect to the subject matter hereof. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement shall govern.

                  (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by telecopier, or by courier, address as follows:

           If to the Employee to:             If to the Corporation to:
           ----------------------             -------------------------
           ((Name))((Last Name))              Florida East Coast Industries, Inc
           ((Address1))                       One Malaga Street
           ((City)),((State))((PostalCode))   St. Augustine, FL  32084
                                              Facsimile:  904/826-2379

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (d) In the event of a dispute arising out of this Agreement, any party receiving any monetary or injunctive remedy, whether at law or in equity, which is final and not subject to appeal shall be entitled to its reasonable attorneys' fees and costs incurred with respect to obtaining such remedy from the other party.

                  (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (f) The Employee's or the Corporation's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Corporation may have hereunder, shall not

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         be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                                          FLORIDA EAST COAST INDUSTRIES, INC.

                                          By: /s/ Robert W. Anestis
                                              ----------------------------------
                                              Chairman & Chief Executive Officer


Agreed and Accepted:


-----------------------------
((Name))((Last Name))




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